UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013 (September 6, 2013)

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-4406

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into A Material Definitive Agreement

Amendment No. 1 to the Villard Advisory Agreement

On September 6, 2013, the Company entered into Amendment No. 1 to the Advisory Agreement (the “Amended Villard Agreement”) with Dimitri Villard which amends the Advisory Agreement (the “Original Villard Agreement”) with Dimitri Villard dated July 16, 2012. The Amended Villard Agreement extends the term of the Original Villard Agreement from June 30, 2013 until February 28, 2014.

The foregoing description of the terms of the Amended Villard Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Report which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On September 6, 2013, the Company entered into a termination agreement (the “Termination Agreement”), whereby it terminated its advisory agreement (the “Grandview Advisory Agreement”) with Grandview Capital Partners, Inc. (“Grandview”) entered into on July 16, 2012. The Grandview Agreement was mutually terminated by the parties because Mr. Goldstein’s relationship with the Company changed (see Item 5.02 of this Current Report). As provided in the Grandview Advisory Agreement and the Advisory Termination Agreement, the Company agreed that the provisions relating to the payment of fees (including but not limited to the tail fees specified in the Grandview Advisory Agreement relating to any entities or individuals Grandview introduced to the Company prior to the execution of the Advisory Termination Agreement), reimbursement of expenses, indemnification and contribution, independent contractor, conflicts, confidentiality and waiver of the right to trial by jury survive such termination. Peter Goldstein, the recently appointed President, interim Chief Financial Officer, Secretary and Director of the Company, is the founder, chairman, chief executive officer and registered principal of Grandview Capital Partners, Inc. Mr. Goldstein was also the Company’s founder and served as President and Director of the Company from December 31, 2009 to April 12, 2012. Mr. Goldstein did not hold any officer or director positions with the Company when the Grandview Advisory Agreement was consummated and through the Company’s most recent private placement offering.

On September 6, 2013, the Company entered into a termination agreement (the “Placement Agent Termination Agreement”), whereby it terminated its placement agency agreement (the “Placement Agreement”) with Grandview Capital Partners, Inc. (“Grandview”) entered into on May 29, 2013. The Placement Agreement was mutually terminated by the parties because Mr. Goldstein’s relationship with the Company changed (see Item 5.02 of this Current Report). As provided in the Placement Agreement and the Placement Agent Termination Agreement, the Company agreed that the provisions relating to the payment of fees (including but not limited to the tail fees specified in the Placement Agreement relating to any entities or individuals Grandview introduced to the Company prior to the execution of the Placement Agent Termination Agreement), expenses, rights of first refusal, confidentiality, indemnification and contribution and the Company’s indemnification obligations survive the termination of the Placement Agreement. Mr. Goldstein did not hold any officer or director positions with the Company when the Placement Agreement was consummated and through the Company’s most recent private placement offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (a), (b) and (c) - Resignations and Appointments of Directors and Executive Officers

On September 6, 2013, Dimitri Villard submitted a resignation letter pursuant to which he resigned from his position as a director of the Company, effective immediately.  The resignation of Mr. Villard was not in connection with any known disagreement with us on any matter.

On September 6, 2013, as a result of the resignation of Mr. Villard, the board of directors appointed Deepak Devaraj to the position of director of the Company, to serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

On September 6, 2013, David Danhi submitted a resignation letter pursuant to which he resigned from his position as Chief Executive Officer of the Company, effective immediately.  The resignation of Mr. Danhi was not in connection with any known disagreement with us on any matter. Following Mr. Dahhi’s resignation, the board of directors appointed Mr. Danhi as Chief Creative Officer of the Company, to serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

On September 6, 2013, Robert Y. Lee submitted a resignation letter pursuant to which he resigned from his position as Principal Financial Officer of the Company, effective immediately.  The resignation of Mr. Lee was not in connection with any known disagreement with us on any matter. Following Mr. Lee’s resignation, and as a result of the Amended Lee Agreement and Mr. Danhi’s resignation, the board of directors appointed Mr. Lee as Interim Chief Executive Officer of the Company, to serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

Mr. Lee is an entrepreneur and an experienced capital markets executive. Mr. Lee was the Founder, Chairman and Chief Executive Officer of U.S. Dry Cleaning, the largest operator of dry cleaning operations in the United States. Mr. Lee was an independent investor from 2001 through 2005 and became Chairman of U.S. Dry Cleaning in 2005. Mr. Lee successfully restructured the company in 2010 and 2011 pursuant to a Chapter 11 reorganization, positioning the company for the next generation of activity, overseeing financing, secured new management and oversaw the development of a pipeline of accretive acquisitions. Mr. Lee’s career spans 30 years of retail consumer experience. He has opened, acquired, managed, and operated over 500 video retail stores from 1981 through 2000. As CEO or Chairman, he lead and completed Reverse Mergers, an IPO, multiple M&A transactions, having generated over $100 million in capital formation through both institutional and high net worth investors. Mr. Lee led the growth of Video City, Inc., a formerly California-based operator of video retail stores, from an 18 store regional chain to more than 130 video rental stores located in 12 states. As of March 2000 (following the sale of forty-nine stores located in Oregon and Washington to Blockbuster, Inc.), in conjunction with management of the operations of West Coast Entertainment Corporation, Video City owned or managed 307 corporate stores and an additional 80 franchised locations.

On September 6, 2013, Mr. Goldstein was appointed President, Interim Chief Financial Officer, Secretary and Director of the Company.

Peter J. Goldstein, President, Interim Chief Financial Officer, Officer, Secretary and Director. Mr. Goldstein has served as the Founder, CEO and Chairman of Grandview Capital Partners. Inc. a and Grandview Capital, Inc. since December, 1999 a FINRA registered Broker Dealer and was an office of supervisory jurisdiction at Blackwall Capital Markets, Inc., from 5/14/12 - 9/9/13. Since March 2013, Mr. Goldstein has served as a Chairman of the Board of Directors, Principal Financial Officer and Treasurer of Staffing 360 Solutions, Inc. Additionally Mr. Goldstein is the co-founder of TRIG Capital Group, LLC, a New York-based private equity firm formed in 2011. , In addition, from December 2006 to April 2012, Mr. Goldstein served as the Founder, Chief Executive Officer and Director of Grandview Capital, Inc., a registered broker-dealer and an investment banking and securities brokerage firm. From March 2008 to April 2012, Mr. Goldstein has served as the Founder, Chief Executive Officer and Director of Grandview Capital Advisors, Inc., an affiliate of Grandview Capital, Inc.  Grandview Capital Advisors, Inc. a registered investment advisory firm, registered in the state of Florida. Since May 2006, Mr. Goldstein has served as the President and Director of Grandview Consultants, a company which provides management consulting services. From January 1997 through September 2008, Mr. Goldstein was Founder, President and Director of Global Business Resources, which provided financial, operational and organizational consulting services to private and emerging companies within the United States and international markets. Mr. Goldstein has an MBA in International Business from the University of Miami and holds the Series 7, 24, 79, 99 and 66 registrations with FINRA. He is also a member of the National Investment Banking Association.

Item 5,02(e) - Entry into a Material Agreement or Amendment to a Material Agreement with Directors and Executive Officers

Amendment No. 1 to the Clark Group Agreement

On September 6, 2012, the Company entered into Amendment No. 1 to the Term Sheet (the “Amended Clark Agreement”) with Wesley K. Clark & Associates, LLC (the “Clark Group”) which amends the Term Sheet with the Clark Group dated August 15, 2012. The Amended Clark Agreement provides that General Wesley K. Clark, the Chief Executive Officer and Chairman of the Clark Group, will be responsible for supervising the development and implementation of the Company’s recruitment and vetting program for prospective veteran franchises. General Clark will become, effective immediately, the Vice Chairman of the Board of Directors and Senior Veterans Advisor Officer of the Company. General Clark will also become Director of Veteran Operation. As inducement to enter into this Amended Clark Agreement and in addition to the compensation under the original Term Sheet, including the 500,000 warrants to be issued to the Clark upon the achievement of certain milestone, the Clark’s Group annual compensation was increased from $200,000 a year to $240,000 a year, the Clark Group will receive warrants to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with an exercise price of $1.00 per share. The warrants will be exercisable for a period of three years and will contain piggyback registration rights.

The Clark Group will also be entitled to certain milestone and performance based bonuses, as described below. In the event that the Company’s Common Stock is listed for quotation on the OTC Bulletin Board, OTCQB Market, or any other quotation or exchange and within 18 months of commencement of trading, the stock price exceeds $5.00 per share (the “Listing Milestone”), the Clark Group will be granted warrants to purchase 700,000 shares of Common Stock at an exercise price of $2.00. These warrants will be exercisable for a period of three years from the date that they are granted. Additionally, the Clark Group is entitled to a cash bonus of $100,000 if the Company completes a private placement offering pursuant to the new Jumpstart Our Business Startups Act (“JOBS”) in which the Company raises a minimum of $5,000,000 in net proceeds (the “Financing Milestone”). The Clark Group is also entitled to certain performance bonuses if the Company meets certain Company revenue driven milestones (the “Performance Bonus”).

The foregoing description of the terms of the Amended Clark Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this Current Report on Form 8-K (the “Report”) which is incorporated by reference herein.

Amendment No. 1 to the Lee Employment Agreement

On September 6, 2013, the Company entered into Amendment No. 1 to the Employment Agreement (the “Amended Lee Agreement”) with Robert Y. Lee which amends Mr. Lee’s Employment Agreement dated July 16, 2013. The Amended Lee Agreement provides that Mr. Lee will be appointed as Interim Chief Executive Officer of the Company. Mr. Lee will also continue in his role as Executive Chairman of the Board of Directors. The Amended Lee Agreement has a one year term and will pay Mr. Lee a salary of $240,000 per annum with certain expense reimbursements. In the event that Mr. Lee is replaced as Chief Executive Officer and this agreement is terminated, Mr. Lee is entitled to receive all compensation, benefits and expenses, as provided in the Amended Lee Agreement, for a period of 12 months following the replacement.

Mr. Lee will be entitled to certain milestone and performance based bonuses, as described below. If the Company meets the Listing Milestone, Mr. Lee will be granted warrants to purchase 700,000 shares of Common Stock at an exercise price of $2.00. These warrants will be exercisable for a period of three years from the date that they are granted. If the Company achieves the Financing Milestone, Mr. Lee is entitled to a cash bonus of $100,000. Mr. Lee is also entitled to a Performance Bonus, as defined in the Amended Lee Agreement.

In addition to the milestone and performance bonuses, Mr. Lee is entitled to receive certain payments, on a case-by-case basis and on terms and compensation to be negotiated separately from the Amended Lee Agreement and evidenced in a separate agreement, for Mr. Lee’s role with respect to any business development or any management support activities as may be requested or desired by the Company. Mr. Lee will also receive compensation for any referrals that cause the Company to consummate a licensing agreement.

The foregoing description of the terms of the Amended Lee Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.3 to this Report which is incorporated by reference herein.

Goldstein Employment Agreement

On September 6, 2013, the Company entered into an employment agreement (the “Goldstein Employment Agreement”) with Peter Goldstein. Pursuant to the terms of the Goldstein Employment Agreement, Mr. Goldstein was appointed President, Interim Chief Financial Officer, Secretary and Director of the Company. Mr. Goldstein will receive a salary of $180,000 per annum and is entitled to certain expense reimbursements. The term of the Goldstein Employment Agreement is one year. In the event that Mr. Goldstein is replaced as Chief Financial Officer and this agreement is terminated, Mr. Goldstein is entitled to receive all compensation, benefits and expenses, as provided in the Goldstein Agreement, for a period of 12 months following the replacement.

Mr. Goldstein will be entitled to certain milestone and performance based bonuses. If the Company meets the Listing Milestone, Mr. Goldstein will be granted warrants to purchase 700,000 shares of Common Stock at an exercise price of $2.00. These warrants will be exercisable for a period of three years from the date that they are granted. If the Company achieves the Financing Milestone, Mr. Goldstein is entitled to a cash bonus of $100,000. Mr. Goldstein is also entitled to a Performance Bonus, as provided in the Goldstein Agreement.

In addition to the milestone and performance bonuses, Mr. Goldstein is entitled to receive certain payments, on a case-by-case basis and on terms and compensation to be negotiated separately from the Goldstein Agreement and evidenced in a separate agreement, for his role with respect to any business development or any management support activities as may be requested or desired by the Company. Mr. Goldstein will also receive compensation for any referrals that cause the Company to consummate a licensing agreement.

The foregoing description of the terms of the Goldstein Employment Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.4 to this Report which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment No. 1 to the Advisory Agreement with Dimitri Villard, dated September 6, 2013.
10.2	Form of Amendment No. 1 to the Term Sheet with Wesley K. Clark & Associates, LLC, dated September 6, 2013.
10.3	Form of Amendment No. 1 to the Employment Agreement with Robert Y. Lee, dated September 6, 2013.
10.4	Form of Employment Agreement with Peter Goldstein, dated September 6, 2013.
17.1	Resignation of Dimitri Villard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Robert Y. Lee
Robert Y. Lee

Date: September 12, 2013